                      SECURITIES AND EXCHANGE COMMISSION
                            WASHINGTON, D.C. 20549

                                 _____________

                                   FORM 8-K

                                CURRENT REPORT
                     PURSUANT TO SECTION 13 OR 15(D) OF THE
                        SECURITIES EXCHANGE ACT OF 1934



       Date of Report (Date of earliest event reported):  March 14, 1997


                          COMMUNICATIONS CENTRAL INC.
            ------------------------------------------------------
            (Exact name of registrant as specified in its charter)



            Georgia                    0-22730                  58-1804173
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(State or other jurisdiction   (Commission File Number)       (IRS Employer
      of incorporation)                                    Identification No.



1150 Northmeadow Parkway, Suite 118, Roswell, Georgia           30076
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(Address of principal executive offices)                      (Zip Code)



Registrant's telephone number, including area code:  (770) 442-7300



                                Not Applicable
         -------------------------------------------------------------
         (Former name or former address, if changed since last report)



                               Page 1 of 3 Pages
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ITEM 5.  OTHER EVENTS.

Execution of Agreement and Plan of Merger and Commencement of Tender Offer
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     On March 14, 1997, Communications Central Inc. (the "Company") entered into an Agreement and Plan of Merger (the "Merger Agreement") with PhoneTel Technologies, Inc., an Ohio corporation ("PhoneTel"), and PhoneTel's wholly owned subsidiary, PhoneTel Acquisition Corp. (the "Purchaser"). Pursuant to the Merger Agreement, on March 20, 1997, the Purchaser commenced a cash tender offer to purchase all of the outstanding shares of the common stock, $.01 par value per share (the "Common Stock") of the Company (including the associated rights to purchase shares of Common Stock, the "Shares") at a price of $12.85 per Share. Following the consummation of the cash tender offer, the Company and the Purchaser will merge and all Shares not then owned by Phone-Tel or its affiliates will be converted into the right to receive $12.85 per Share.

     The consummation of the tender offer is conditioned upon, among other things, the tender of at least 75% of the Shares on a fully-diluted basis to the Purchaser and the receipt by PhoneTel of financing sufficient to enable it to consummate the transaction.

     In connection with the commencement of the tender offer, PhoneTel and the Purchaser have filed a Tender Offer Statement on Schedule 14D-1 with the Securities and Exchange Commission (the "SEC") and the Company has filed a Solicitation/Recommendation Statement on Schedule 14D-9 with the SEC. The Tender Offer Statement on Schedule 14D-1 and the Solicitation/Recommendation Statement on Schedule 14D-9 describe the cash tender offer and the proposed merger (the "Transactions") in detail and also set forth the factors considered by the Boards of Directors of each of PhoneTel and the Company in approving such Transactions.

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                                 SIGNATURES



     Pursuant to the requirements of the Securities and Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.



                                 COMMUNICATIONS CENTRAL INC.



Date:  April 2, 1997                /s/ Rodger L. Johnson
                                    -----------------------
                                    Rodger L. Johnson
                                    President and Chief Executive Officer

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